Exhibit 10.1

AGREEMENT FOR LOGISTICS SERVICES

This agreement is dated as of June 30, 2008 by and among Build-A-Bear Workshop Inc. (“BUILD-A-BEAR”) a Delaware corporation with offices at 1954 Innerbelt Business Ctr. Dr. St. Louis, MO 63114-5760 and HA Logistics. Inc. (“HA Logistics”) a California corporation with offices at 5175 Johnson Drive Pleasanton, CA.94588

RECITALS

WHEREAS, BUILD-A-BEAR is a experienced based retailer requiring logistics services of the kind offered by HA Logistics; and

WHEREAS, BUILD-A-BEAR desires HA Logistics to arrange actual transportation services for BUILD-A-BEAR; and

WHEREAS, HA Logistics operates through several business units which will provide services under this agreement (hereinafter the business units will not be referred to separately, but rather will be called by the operating corporate name, HA Logistics); and

WHEREAS, the parties believe the distinctive logistics service needs of BUILD-A-BEAR can best be satisfied through contractual agreement; and

WHEREAS, capitalized terms used in this Agreement have the meaning as defined herein.

NOW THEREFORE, BUILD-A-BEAR and HA Logistics, in consideration of the premises and mutual agreements hereafter set forth, agree as follows:

1)

Scope. Commencing as of June 30, 2008 (the “Effective Date”), HA Logistics shall provide logistics services (the “Services”) to manage outbound transportation and distribution of BUILD-A-BEAR product from Groveport, OH to BUILD-A-BEAR stores in the United States and Canada. Exhibit A more particularly describes the services, attached hereto and specifically made a part of this Agreement. Any deletion, addition or other modification of the provided Services shall (a) be documented in a written change order, (b) executed by both parties and (c) subject to such terms and prices as may be agreed upon by the parties. Anything herein to the contrary notwithstanding, the parties hereby acknowledge and agree that BUILD-A-BEAR shall have prior approval of the manner, means, or method by which HA Logistics performs the Services called for by this Agreement. BUILD-A-BEAR shall be entitled to consult with respect to the elements of the Services to be performed by, and to review and assess the performance of the Services by HA Logistics for the purpose of assuring that the Services have been performed and confirming that such results are satisfactory.

2)

Reporting. HA Logistics will measure and report the metrics set forth in Exhibit D and at the time frame for reporting set forth in Exhibit D regarding HA Logistics’ performance of the Services. BUILD-A-BEAR will timely inspect and review all such reports prepared by HA Logistics and will promptly notify HA Logistics of any incorrect reports.

3)

Performance. HA Logistics and BUILD-A-BEAR agree that HA Logistics’ performance as it relates to the Services shall be measured according to the corresponding performance metrics (“Metrics”) described in Exhibit C attached hereto.

4)

Meetings. BUILD-A-BEAR and HA Logistics agree to schedule meetings for the purposes of discussing ongoing operations and future direction, and reviewing the Metrics. These meetings will be scheduled by BUILD-A-BEAR and HA Logistics on a mutually agreed upon date and time in a mutually agreed upon location.

5)

Internal Use Only. BUILD-A-BEAR will use the Services only for its own internal business purposes and those of its affiliates and will not sell, resell or otherwise provide, directly or indirectly, any of the Services or any portion thereof to any unaffiliated third party.

6)

On-Site Personnel. HA Logistics may provide BUILD-A-BEAR with personnel on site at its distribution center specifically dedicated to servicing the logistics needs of BUILD-A-BEAR. Although such personnel will work on BUILD-A-BEAR’s property, they will remain the employee(s) of HA Logistics, under the exclusive direction and control of HA Logistics and in no event are to be regarded as employees of BUILD-A-BEAR. BUILD-A-BEAR hereby agrees to provide office area, furniture and means of communication for one (1) HA Logistics employee at no charge.

7)

Independent Contractor Relationship. HA Logistics shall, for all purposes, be deemed an independent contractor and shall be fully independent in performing any authorized services and shall not act or hold itself out as an agent, servant, or employee of BUILD-A-BEAR. It is expressly understood and agreed that all services provided under the terms of this agreement shall be performed by the employees or independent contractors of HA Logistics and that no employee of HA Logistics shall be an employee of BUILD-A-BEAR for any purpose whatsoever. HA Logistics will be responsible for its own expenses, wages, employee benefits, and all taxes, contributions and withholdings under all applicable federal, state, or local laws or regulations, and insurance coverage (including workers’ compensation) related thereto. HA Logistics also shall have the responsibility to comply with all civil rights and labor laws as may be applicable. HA Logistics shall be fully responsible for its own employees and its subcontractors (including hiring, discipline, and termination) while in the process of fulfilling its obligations and services under the terms of this Agreement. In addition, HA Logistics employees are not eligible for any benefit programs available to

BUILD-A-BEAR’s employees or any of its affiliates, subsidiaries, divisions, or other related corporate entities. Except for the enforcement of personnel and property safety rules and regulations at BUILD-A-BEAR’s sites, BUILD-A-BEAR shall not have the authority to control and/or direct the details of the performance of this Agreement by the employees or subcontractors of HA Logistics. HA Logistics agrees that if any person, government agency, or court should ever allege, claim or determine that BUILD-A-BEAR is an employer or joint employer (for any purpose) of any person assigned by HA Logistics to perform services pursuant to this Agreement, HA Logistics will defend and hold BUILD-A-BEAR harmless for any and all claims related thereto.

8)	Safe Work Environment.

a.

BUILD-A-BEAR agrees that it will comply, in all material respects and at its expense, with all health, environmental and safety laws, regulations, ordinances, directives and rules imposed by controlling federal, state and local governmental agencies, and that promptly after learning of same, it will report to HA Logistics all accidents and injuries involving any of HA Logistics’ employees.

b.	BUILD-A-BEAR shall provide and ensure use of all personal protective equipment, as required by federal, state and local laws, regulations, ordinances, or rules.

c.

BUILD-A-BEAR, at its sole cost and expense, agrees to procure and maintain all licenses and permits required by local, state, federal, foreign or provincial authorities for all vehicles owned by BUILD-A-BEAR. BUILD-A-BEAR is responsible for and agrees to comply with all federal, state, and local laws, ordinances, rules, and regulations pertaining to the use of its vehicles including without limitation all rules and regulations of the United States Department of Transportation.

d.

HA Logistics and its workers’ compensation carrier shall have the right, but not be obligated to, inspect BUILD-A-BEAR’s premises if HA Logistics believes its employees are exposed to an unsafe work place, or at any time when HA Logistics or such insurers should otherwise deem such inspection to be necessary and proper. Scheduling such inspection shall be at a mutually convenient time, upon reasonable notice, during normal business hours.

9)	Rates, Fees, and Payments.

a.

In consideration of the services to be performed by HA Logistics, BUILD-A-BEAR shall pay HA Logistics the fees set forth in Exhibit E attached hereto. HA Logistics shall invoice directly to BUILD-A-BEAR, and BUILD-A-BEAR (or its agent) shall pay directly to HA Logistics, within thirty (30) days of the invoice date, invoices for services performed by HA Logistics pursuant to this Agreement. Any invoice not paid within thirty (30) days of the invoice date shall be subject to a late charge of 1.5% per month.

b.

HA Logistics and Build-A-Bear agree that for the next two (2) years Build-A-Bear will utilize HA Logistics for the opening of all new stores and replenishment of all stores except as provided in Section 23(b). As HA Logistics and Build-A-Bear expand the scope of their relationship to include additional services and/or locations these may require a different schedule of rates or terms which will be included, if applicable, as Addendums to Exhibit B.

c.

Commencing with the April 2009 billing, during the one (1) year contract period, rates shall be adjusted in March, and annually in March thereafter, by the annual change in the Consumer Price Index (“CPI”). Changes in the CPI will be determined by comparing the twelve month average CPI in effect for the base year (January through December 2004) with the succeeding year twelve month average. The percentage change between those two CPI years will be the price adjustment rate. No retroactive contract price adjustment will be allowed. Starting with March 1, 2009, each of the rates set forth in Exhibit B attached hereto shall multiplied by the percentage change in the CPI, from 2007 to 2008 which when added to those rates will becoming the new adjusted rates.

10)

Taxes. BUILD-A-BEAR will pay all sales, use, excise, value-added, goods and services, consumption and other similar taxes or duties. Each party will be responsible for taxes based on its own net income, employment taxes with respect to its own employees, and for taxes on any property, it owns or leases.

11)

Accessorial Charges, Regulations, and Penalties. All carriers used to transport BUILD-A-BEAR’s freight have rules and charges respecting accessorial matters such as detention and storage. Unless such accessorial charges shall have been caused by the sole act of HA Logistics or HA Logistics’ subcontracted carrier when HA Logistics is the carrier of record, BUILD-A-BEAR shall be responsible for any accessorial charges. Any penalties or liabilities assessed by carriers, courts or governmental authorities as a result of overweight vehicles, violation of hazardous materials regulations or improper loading shall be the sole responsibility of BUILD-A-BEAR. BUILD-A-BEAR shall be solely responsible for complying with Department of Transportation regulations.

12)

Fuel Surcharges. In the event that the underlying carrier(s) of HA Logistics announce and start assessing emergency fuel surcharges, such fuel surcharges will be in addition to the charges outlined in this Agreement. The fuel surcharge will be assessed in accordance with the schedule attached hereto as Exhibit E and made a part of this agreement and shall only remain in effect for the time that the underlying carrier(s) have such surcharge(s) in effect.

13)

Claims for Non-Payment. HA Logistics shall be solely responsible for payment to its subcontractors, agents or employees. Provided BUILD-A-BEAR has met the payment obligations contained herein, HA Logistics shall indemnify BUILD-A-BEAR and hold BUILD-A-BEAR harmless from and against any claims for non-payment or undercharges by a vendor used by HA Logistics for transportation services hereunder.

14)	Indemnification.

a)

HA Logistics shall indemnify and hold harmless BUILD-A-BEAR from and against all loss, damage, fines, expenses, actions and claims for injury to persons (including injury resulting in death) and damage to property where such loss, damage or injury is proximately caused by acts or omissions of HA Logistics, its agents or employees, and arising out of or in connection with HA Logistics’ discharge of duties and responsibilities as specified in this Agreement, except to the extent such injury or damage is caused or contributed to by the negligence of BUILD-A-BEAR, its agents or employees, or is beyond the control of HA Logistics.

b)

BUILD-A-BEAR shall indemnify and hold harmless HA Logistics from and against all loss, damage, fines, expenses, actions and claims for injury to persons (including injury resulting in death) and damage to property where such loss, damage or injury is proximately caused by acts or omissions of BUILD-A-BEAR, its agent or employees, except to the extent such injury or damage is caused by or contributed to by the negligence of HA Logistics, its agents or employees, or is beyond the control of BUILD-A-BEAR.

15)	Liability.

A.

HA Logistics shall not be liable under any circumstances for freight damage or loss arising out of or in connection with the performance of services under the Agreement unless HA Logistics is the carrier of record of the shipment, which is the subject of such freight damage or loss. HA Logistics shall not be responsible for limits of insurance coverage maintained by carriers other than HA Logistics. BUILD-A-BEAR agrees to look to and hold its contracted carriers solely responsible for the timely and safe delivery of the freight to final destination.

B.

Where HA Logistics is the carrier of record of the shipment which is the subject of freight damage or loss HA Logistics’ liability for loss or damage shall be in accordance with the terms of 49 U.S.C. Section 14706,as it is in effect as of the date of this Agreement and as modified herein; PROVIDED, HOWEVER, BUILD-A-BEAR agrees that HA Logistics and its underlying carrier’s liability with respect to any single shipment shall be limited as follows:

a.

Truckload shipments - subject to a maximum cargo liability limit of two hundred fifty thousand dollars ($250,000) per shipment. BUILD-A-BEAR acknowledges that HA Logistics is willing to assume additional liability for an additional fee, but BUILD-A-BEAR hereby expressly declines such offer of additional liability.

b.

LTL shipments - subject to a maximum liability limit of $5.00 per pound per package or $100,000.00 per trailer or container - whichever is lower. If BUILD-A-BEAR desires to tender a shipment requiring liability in excess of $25.00 per pound per package or $100,000 per trailer or container, whichever is lower, then BUILD-A-BEAR must indicate in writing to HA Logistics at the time of shipment the total dollar amount of excess coverage requested. Such excess coverage may be provided at an additional charge, provided HA Logistics indicates its acceptance of such excess liability in writing to BUILD-A-BEAR prior to shipment.

c.

Air freight/Expedited shipments - HA Logistics is the beneficiary of the same liability provisions as the underlying carrier, but in no event will HA Logistics’ liability exceed $50.00 per shipment unless a higher value is declared by BUILD-A-BEAR and approved in writing by HA Logistics. This limitation is subject to provisions as published in the airfreight carrier’s governing tariffs in effect at the time of the shipment. Declared value for carriage in excess of $50.00 per shipment shall be subject to an excess valuation charge; provided, however, liability for aggregate losses at any one time at any one place shall be limited to a maximum of $100,000, regardless of the value declared.

d.

Notwithstanding the foregoing, HA Logistics shall not be liable for any loss or damage to cargo if or when a shipment is in transit in or is located in Mexico. Claims or lawsuits for less than $250.00 shall not be filed and no claim shall be paid if the amount of the loss or damage is found to be less than $250.00.

B.

NEITHER HA LOGISTICS OR ITS SUBCONTRACTED CARRIERS SHALL BE LIABLE IN ANY EVENT FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNATIVE OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, INCOME, INTEREST, UTILITY, OR LOSS OF MARKET, ARISING OUT OF OR RELATING TO THEIR PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, WHETHER OR NOT THEY HAD KNOWLEDGE THAT SUCH DAMAGES MIGHT BE INCURRED. IN NO EVENT WILL HA LOGISTICS BE LIABLE FOR ANY DIFFERENCE BETWEEN ACTUAL PRICES PAID TO CARRIERS AND THE THEORETICAL “LOWEST COST” CARRIER.

C.	Intentionally Deleted.

16)

Claims.   BUILD-A-BEAR shall notify HA Logistics within twenty-four (24) hours of delivery of all shortages, overages, theft, loss, damage or destruction to any shipment. Claims based on concealed loss or damage must be reported to HA Logistics within 15 days of delivery. Inspection will be made by HA Logistics within ten (10) workdays after receipt of request by BUILD-A-BEAR or the consignee. BUILD-A-BEAR shall file with HA Logistics a written claim for loss or damage to freight within nine (9) months from the date of delivery. In the case of non-delivery, a claim shall be filed within nine (9) months after a reasonable time for delivery has passed. The claim will consist of: (a) sufficient facts to identify the shipment; (b) the amount of the claim; (c) a statement showing how the amount of the claim is determined; (d) supporting documentation (if available); and (e) any other information in support of the claim.

a.

HA Logistics agrees to acknowledge receipt of such claim within thirty (30) days of its receipt, which shall include the identification of any other documentary evidence or other pertinent information that may be required to process the claim. HA Logistics shall pay, decline or make a firm compromise settlement offer in writing to

BUILD-A-BEAR within one hundred twenty (120) days after receipt of a properly documented claim.

b.

Subject to the limitation of liability contained in Section 15 above, HA Logistics shall pay BUILD-A-BEAR for the actual value of any commodities lost, damaged or destroyed. “Actual value” is defined as BUILD-A-BEAR’s invoice price applicable to the kind and quantity of the commodities in question sold to a buyer and standard or manufacturer’s cost applicable to the kind and quantity of the commodities in question shipped from one BUILD-A-BEAR facility to another BUILD-A-BEAR facility; provided, however, BUILD-A-BEAR shall deduct the reasonable salvage value, if any, of damaged freight.

c.

Any action at law or proceeding to recover for freight loss or damage shall be instituted against HA Logistics no later than two (2) years and a day from the date of delivery to HA Logistics of such commodities.

17)

Overcharges/Undercharges. Any action at law or in equity to recover overcharges or undercharges shall be commenced not more than eighteen (18) months after the receipt by HA Logistics of the shipment with respect to which such charges are claimed. To the extent permitted by law, the expiration of such eighteen (18) month period shall be a complete and absolute defense to such action, without regard to any mitigating or extenuating circumstances or excuse whatsoever. The provisions of this Section 17 shall survive the Cancellation, termination or expiration of this Agreement.

18)

Contractual Statute of Limitations. BUILD-A-BEAR shall not assert any claim or demand for arbitration or cause of action, which arose out of an event, or events, which occurred more than one year before BUILD-A-BEAR files such claim, or a demand for arbitration in connection therewith.

19)	Warranties

A.	General Warranties. HA Logistics represents and warrants to BUILD-A-BEAR that, as of the date hereof:

a.	HA Logistics is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

b.	HA Logistics has all requisite corporate power and authority to execute, delivery and perform its obligations under this Agreement.

c.

HA Logistics is in compliance in all material respects with all applicable national, state, local or other laws and regulations applicable to HA Logistics in connection with its obligations under this Agreement.

B.

Service Warranty. HA Logistics represents and warrants to BUILD-A-BEAR that the services performed by HA Logistics will be performed (i) in a manner that conforms in all material respects to the specifications set forth on Exhibit A (ii) in a good and workmanlike manner and in accordance with acceptable industry standards by individuals with appropriate skills and training. As HA Logistics’ sole liability, if HA Logistics breaches the warranty set forth in this Section 19, HA Logistics shall use reasonable efforts re-perform the Services which were in breach of this Section 19 within ten (10) days after notification of the breach and, failing that, return to BUILD-A-BEAR the fees paid to HA Logistics for the deficient Services.

C.

EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, HA LOGISTICS MAKES NO WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES, INCLUDING THE SUITABILITY, MERCHANTABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE OF ANY SERVICES, MATERIALS, HARDWARE, SOFTWARE OR OTHER ITEMS PROVIDED UNDER THIS AGREEMENT. ANY MATERIALS, EQUIPMENT, SOFTWARE OR OTHER ITEMS PROVIDED BY HA LOGISTICS AS AN INCIDENTAL PART OF THE SERVICES ARE PROVIDED “AS IS” WITHOUT ANY WARRANTY.

20)	Insurance.

Basic Coverage. During the term, HA Logistics will obtain and maintain at its own expense, all insurance and bonds required by law or this Agreement, including:

a.	statutory workers’ compensation as prescribed by the law of any state in which the Services are to be performed;

b.	employer’s liability insurance with limits of at least $1,000,000 per occurrence, covering bodily injury by accident or disease, including death;

c.

commercial general liability, including contractual liability, products liability and complete operations coverage and comprehensive motor vehicle liability insurance, each with limits of at least $1,000,000 combined single limit (CSL) per occurrence; and cargo liability, including employee dishonesty coverage, with limits of at least $250,000 per shipment.

Certificate. HA Logistics will, prior to the Effective Date and upon the renewal of each coverage required pursuant to this Section, promptly furnish certificates of insurance or adequate proof of the foregoing insurance to BUILD-A-BEAR. All insurance policies required of HA Logistics will contain a provision stating the name and address of BUILD-A-BEAR and that BUILD-A-BEAR is to be notified in writing by the insurer at least thirty (30) days prior to cancellation of, or any material change in, the policy. All policies required pursuant to this Section will be maintained with insurers which have a rating from A.M. Best Company (or similar rating agency) of A- or higher and are in good standing and legally authorized to do business in any state in which the Services are to be performed.

21)	Term and Termination.

a)	Initial Term. This Agreement shall begin on the Effective Date and will continue thereafter for two (2) years (the “Initial Term”), unless sooner terminated in accordance with this Agreement.

b)

Renewal Term. The Term will automatically be extended for a period of one (1) year on the last day of the Initial Term and each extension thereof (each a “Renewal Term”), unless not later than ninety (90) days prior to such last day either party notifies the other party in writing that the Term will not be so extended.

c)	Change in Business. Intentionally Deleted. No minimum commitments.

Termination for Cause.
d)

This Agreement may be terminated by the nonbreaching party, if the other party breaches any material representation, warranty or obligation contained in this Agreement, and such other party shall fail to remedy such breach within sixty (60) days from the date written notice thereof is received.

e)

If BUILD-A-BEAR fails to pay any undisputed amounts required to be paid by BUILD-A-BEAR to HA Logistics under this Agreement, and BUILD-A-BEAR fails to cure such default within thirty (30) days of receipt of a notice of default, then HA Logistics may, by giving at least sixty (60) days notice to BUILD-A-BEAR, terminate this Agreement as of the termination date specified in the notice.

f)

Bankruptcy. Either party may terminate this Agreement and all change orders hereunder effective immediately upon giving notification thereof in the event the other Party is adjudged insolvent or bankrupt, or upon the institution of any proceeding against the other party seeking relief, reorganization or arrangement under any laws relating to insolvency, or for the making of any assignment for the benefit of creditors, or upon the appointment of a receiver, liquidator or trustee of any substantial part of the other party’s property or assets, or upon liquidation, dissolution or winding up of the other party’s business.

g)

Upon termination of this Agreement, HA Logistics shall promptly return to BUILD-A-BEAR all copies of any data, records, or materials of whatever nature or kind, belonging to BUILD-A-BEAR, including all materials incorporating the proprietary information of BUILD-A-BEAR.

Termination Without Cause

h)

Notwithstanding anything contained herein to the contrary, BUILD-A-BEAR or HA Logistics may terminate this Agreement prior to the termination date set forth herein for any reason or no reason; provided however, that the terminating party must give the non-terminating party at least ninety (90) days prior written notice.

22)

Notices. Notices given by one party to the other under this Agreement shall be in writing and shall be delivered personally, sent by facsimile, express delivery service, certified mail or first class U.S. mail postage prepaid and addressed to the respective parties as follows:

In the case of BUILD-A-BEAR:

Build-A-Bear

Attention: Jeff Fullmer

Phone No.: 314.423 8000

Fax No.:

In the case of HA Logistics:

HA Logistics. Inc.

Attention:   Alan Huttmann

Phone No.:   925 251-9700

Fax No.:   925 251-9777

or to such other address as either party shall designate by proper notice. Notices will be deemed given as of the earlier of a) the date of actual receipt, b) the next business day when notice is sent via express mail, personal delivery or facsimile or c) three (3) days after mailing in the case of first class or certified U.S. mail.

23)	Non-Exclusive Agreement.

a)	It is agreed and understood between the parties hereto, that HA Logistics is free to provide similar services to customers other than BUILD-A-BEAR pursuant to any separate agreements.

b)

HA Logistics shall have the non-exclusive right to provide BUILD-A-BEAR the services as set forth in the attached Exhibit A for the entire term of this agreement and any extension thereof. It is agreed however, and understood between the parties hereto, that BUILD-A-BEAR is free to obtain similar services as contained in this Agreement and its attached Exhibits from providers other than HA Logistics.

24)	Force Majeure. If any party to this Agreement is unable to meet its obligations under this Agreement as a result of flood, earthquake, storm, other act of God, strike, lockout,

explosion, war, insurrection, riot, embargo, act of government or governmental agency or other similar cause beyond the reasonable control (“Force Majeure”) of the parties, such party will be excused from performing its obligations (except BUILD-A-BEAR’s obligations to pay indebtedness hereunder incurred prior to the act of Force Majeure) for the duration of the Force Majeure.

25)

Complete Agreement. This Agreement sets forth the entire understanding of the parties, supersedes all prior and contemporaneous agreements between the parties relating to the subject matter contained herein, and merges all prior and contemporaneous discussions between them. To the extent any terms and conditions contained on applicable bills of lading conflict with or contradict this Agreement, such terms and conditions shall be superseded by the Agreement and shall be of no force or effect.

26)

Survival. Sections 7, 14, 15, 16, 18, 28, 29, 34 and this section 26 shall survive any expiration or termination of this Agreement. With respect only to such surviving provisions, this Agreement shall continue in effect and only the remainder of the Agreement shall expire or terminate.

27)

Successors and Assigns Waiver. This Agreement shall apply to and bind the successors and assigns of the parties hereto. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part, whether by operation of law or otherwise, by HA Logistics or BUILD-A-BEAR, without the prior written consent of the other party; provided, however, HA Logistics may assign this Agreement, together with all of its rights and obligations hereunder, to an affiliate without such prior written consent. The terms and conditions of this Agreement may not be waived or modified unless in writing signed by both parties. The failure at any time to require the other party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation.

28)

Confidential Information. Each party shall protect the confidentiality of information provided by the other party, or to which the receiving party obtains access by virtue of its performance under this Agreement, that either has been identified as confidential by the disclosing party or by its nature warrants confidential treatment. The receiving party shall use such information only for the purposes of this Agreement and shall not disclose it to anyone except its employees who have a need to know the information. These nondisclosure obligations shall not apply to information that is or becomes public through no breach of this Agreement, is received from a third party free to disclose it, is independently developed by the receiving party or is required by law to be disclosed. Confidential information shall be returned to the disclosing party upon its request.

29)	Intellectual Property.

a.

Ownership of BUILD-A-BEAR Materials. As between BUILD-A-BEAR and HA Logistics, BUILD-A-BEAR shall be the sole and exclusive owner of all patents, copyrights and other intellectual property and related intellectual property rights owned by or licensed to BUILD-A-BEAR as of the Effective Date (the “BUILD-A-

BEAR Materials”), including all modifications to and derivative work created from such BUILD-A-BEAR Materials, whether created by BUILD-A-BEAR, HA Logistics or otherwise. HA Logistics is not acquiring any interest in or to such intellectual properties or rights.

b.

Ownership of HA Logistics Materials. As between BUILD-A-BEAR and HA Logistics, HA Logistics shall be the sole and exclusive owner of all patents, copyrights and other intellectual property and related intellectual property rights owned by or licensed to HA Logistics as of the Effective Date (the “HA Logistics Materials”), including all modifications to and derivative works created from such HA Logistics Materials, whether created by HA Logistics, BUILD-A-BEAR or otherwise (including the incorporation of any ideas, methods or processes provided by or through BUILD-A-BEAR), even if paid for by BUILD-A-BEAR. BUILD-A-BEAR is not acquiring any interest in or to such intellectual properties or rights. HA Logistics may replace, improve, update, enhance or modify the software and processes used to provide the Services at any time.

30)

Severability. If any of the terms or conditions in this Agreement are held invalid for any reason by a court or other tribunal of competent jurisdiction, then such terms or conditions shall be deemed severed from this Agreement and the remaining terms and conditions shall continue in full force and effect.

31)	Captions. The Captions are inserted merely for the convenience of the parties and shall not be deemed as part of this Agreement.

32)

Arbitration, Damages and Attorney’s Fees. The parties agree that any disputes between BUILD-A-BEAR and HA Logistics concerning the meaning of this Agreement or concerning their rights, obligations or performance hereunder, shall, at the request of any of them, be submitted to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Disputes shall be decided by a panel of three arbitrators with knowledge and experience in the logistics industry, although the parties may agree to use only one mutually acceptable arbitrator. In selecting an arbitration panel, BUILD-A-BEAR and HA Logistics shall each select one arbitrator and the two arbitrators shall jointly select a third. The sole right of the arbitrators shall be to enforce and interpret the terms of this Agreement and not to expand the rights or obligations of the parties. The arbitrators shall have the right to award actual, out of pocket damages only, and they shall not have the right to award special, consequential or punitive damages to either side. In any action decided by arbitration, the prevailing side shall be entitled to recover reasonable attorney’s fees and arbitration costs, including the fees and expenses of the arbitrator, from the losing side, which shall be jointly and severally liable for such fees and costs unless the arbitrators decide otherwise. Any dispute under this Agreement shall be decided with reference to Illinois law or Federal law, whichever is applicable, and the forum for such arbitration shall be a mutually agreeable location in Illinois, unless the parties agree to hold it elsewhere.

33)	Cooperation. BUILD-A-BEAR will reasonably cooperate with and assist HA Logistics by making available, as reasonably requested by HA Logistics, management decisions,

information, approvals, and acceptances in order that the work of HA Logistics may be properly and timely performed.

34)

Non-Solicitation. During the term of this Agreement and for a period of one year after its termination, BUILD-A-BEAR agrees that it will not directly or indirectly solicit the employment of any person employed by HA Logistics or its affiliates regarding possible employment by BUILD-A-BEAR or its affiliates. Nothing contained in this Section is intended to prohibit BUILD-A-BEAR from making general solicitations, such as publishing general notices of a job opening.

35)	Amendment. This Agreement cannot be amended or modified except by a written agreement duly executed by BUILD-A-BEAR and HA Logistics.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

BUILD-A-BEAR WORKSHOP, INC.		HA LOGISTICS. INC.

By:	/s/ Tina L. Klocke	By:	/s/ Alan Huttmann
Title:	CFO	Title:	President & CEO

Exhibit A

Services

The following duties and responsibilities are assumed by HAL in service to Build-A-Bear:

Service	Description of Service

Line Haul   Movement of product from distribution center (Groveport, OH) to BUILD-A-BEAR Stores and / or 3rd party Pool Points.

Delivery to Store    Movement of product from 3rd party Pool Points to store location. Normal delivery hours are 7:00 am to 5:00 pm.

Handling    Is based on the in/out rate and includes the labor services related to the process of unloading product from Carrier, placing the product in the warehouse and moving the product from the warehouse to Carrier and loading trucks. Normal hours of warehouse operations are Monday through Friday- 7:00 am to 5:00 pm.

Storage &Materials       Storage Charges is based on the total number of each item (s) and Materials multiplied by the rate. Materials supplies used for the process of storing, receiving, and/or shipping will be billed at the rates set forth on Exhibit B. (Any other supplies used but not listed above will be charged as Misc. Materials and will be based on HAL Cost (+) **%.)

Bills of Lading For compiling and processing Bills of Lading, the rates set forth on Exhibit B apply. (When requesting additional labor for compiling/processing and/or copying reports such as Bill of Lading, Receivers, Faxes, etc., labor rates will apply base on a 15-minute minimum.)

** Confidential Treatment Requested by Build-A-Bear Workshop, Inc.

Exhibit B

Pricing

Discount applies on: _X_ Outbound	_X_ INTERSTATE

Applicable ZIP Codes: 43125

Store Pricing Affect Are Listed in “ Appendix A “ for by store pricing levels

*** DISCOUNT APPLICABLE FOR INTERSTATE SERVICE POINTS ***

STATE	DISCOUNT	EFFECTIVE DATE
Iowa	**%	09/10/07
Indiana (EXCL#12, 277)	**%	09/10/07
West Virginia	**%	09/10/07
Tennessee (EXCL # 65,202,19,154)	**%	09/10/07
Kentucky (EXCL # 144,224)	**%	09/10/07
Illinois (EXCL # 112,156,278)	**%
(2 of the Chicago stores are just across the border in IN)		11/26/07
Store 156 zip code 46410	**%	TBA
Store 194 zip code 46545	**%	11/26/07
Wisconsin	**%	T.B.A
California South	**%	11/20/2007

Comments: Special Tariff:

Czar-Lite Sept 2001

FAK Class 70 (class 55 to 150)

Liftgate Charge of $** shall apply

Inside Delivery: $**/cwt

(POTENTIAL ACCESSORIALS)

Sort and Segregate: Minimum Charge $** or $**/carton (note: Only applies if driver has to sort & segregate the product off the pallet)

Detention: 2 hrs free time then $**/15 minutes beyond free time or fraction there of (note: Does not apply to inside deliveries. This cost is added to the inside delivery charge)

Linear Feet: Shipments requiring 12 linear feet of space or more are subject to the following:

12 feet of space will be rated at ** pounds calculated at the agreed tariff in place. For every foot of linear increase past 12 feet, the chargeable weight increases in increments of ** pounds.

** Confidential Treatment Requested by Build-A-Bear Workshop, Inc.

United States Continental delivered charge of for Pool Point delivery per pallet.

State	Region	Ohio Pallet $
AL	South East	**
AR	South East	**
AZ	West	**
CA	West	**
CO	West	**
CT	East	**
DC	East	**
DE	East	**
FL	Florida	**
GA	South East	**
IA	Mid West	**
ID	PNW	**
IL	Mid West	**
IN	Mid West	**
KS	Mid West	**
KY	Mid West	**
LA	South East	**
MA	East	**
MD	East	**
ME	East	**
MI	Mid West	**
MN	Mid West	**
MO	Mid West	**
MS	South East	**
MT	West	**
NC	South East	**
NE	Mid West	**
NH	East	**
NJ	East	**
NM	West	**
NV	West	**
NY	East	**
OH	Mid West	**
OK	Mid West	**
OR	PNW	**
PA	East	**
RI	East	**
SC	South East	**
TN	South East	**
TX	Texas	**
UT	West	**
VA	East	**
WA	PNW	**
WI	Mid West	**
WV	East	**

** Confidential Treatment Requested by Build-A-Bear Workshop, Inc.

Additional charges will apply if:

a)	Origin of shipments move in excess of ** miles outside of the two current locations.
b)	Delivered pricing for all stores outside of United States Continent such as Hawaii, Canada, Puerto Rico and Alaska will be spot rates based on Capacity.

** Confidential Treatment Requested by Build-A-Bear Workshop, Inc.

Exhibit C

Performance Metrics

On time delivery to the stores — Target >**%

Damages/Claims — - Target- <**%

** Confidential Treatment Requested by Build-A-Bear Workshop, Inc.

Exhibit D

Accessorial Charges for Pool Point Delivery

Warehouse supervisor labor rate	**
Forklift labor rate	**
Driver per man	**
Emergencies/rush/hot/emergency deliveries	**
Inside delivery charge	**
Banding bales to the Carts	**
Loading and unloading time 2.5 hours free	**
Storage Charge	**

The charge for each stop-in-transit for partial loading or unloading exclusive of those at initial origin and final destination will be **.

** Confidential Treatment Requested by Build-A-Bear Workshop, Inc.

Exhibit E

Fuel Surcharge Index

The truckload base fuel price will be per below. The weekly price issued each Monday by the Department of Energy (DOE) will be used to determine the fuel surcharge applicable for the next seven (7) days. Any adjustments in the fuel surcharge will become effective 12:01 a.m., Tuesday, and remain in effect through 11:59 p.m. on the following Monday. The table below provides the applicable fuel surcharge amounts

DOE NATIONAL FUEL SURCHARGE

POSTED PRICE/GALLON (AS A PERCENT OF LINE HAUL)

• For fuel prices in excess of $** per gallon, add ** (**) % for each ** cent per gallon increase in fuel price.

The current DOE index price can be viewed at www.eia.doe.gov or by calling (202) 586-6966

Greater than	Less than	Old %	New Fuel % Initiated July 2007
1.70	1.75	**%
1.75	1.78	**%
1.78	1.81	**%
1.81	1.86	**%
1.86	1.91	**%	Baseline Starts Here
1.91	1.96	**%	**%
1.96	2.01	**%	**%
2.01	2.06	**%	**%
2.06	2.11	**%	**%
2.11	2.16	**%	**%
2.16	2.21	**%	**%
2.21	2.26	**%	**%
2.26	2.31	**%	**%
2.31	2.36	**%	**%
2.36	2.41	**%	**%
2.41	2.46	**%	**%
2.46	2.51	**%	**%
2.51	2.56	**%	**%
2.56	2.61	**%	**%
2.61	2.66	**%	**%
2.66	2.71	**%	**%
2.71	2.76	**%	**%
2.76	2.81	**%	**%
2.81	2.86	**%	**%
2.86	2.91	**%	**%
2.91	2.96	**%	**%
2.96	3.01	**%	**%

** Confidential Treatment Requested by Build-A-Bear Workshop, Inc.

3.01	3.06	**%	**%
3.06	3.11	**%	**%
3.11	3.16	**%	**%
3.16	3.21	**%	**%
3.21	3.26	**%	**%
3.26	3.31	**%	**%
3.31	3.36	**%	**%
3.36	3.41	**%	**%
3.41	3.46	**%	**%
3.46	3.51	**%	**%
3.51	3.56	**%	**%

http://tonto.eia.doe.gov/oog/info/wohdp/diesel.asp
For every change in DOE of $** per gallon there is an
increase of **%. Reference appropriate Fuel Index.
Fuel is based on DOE National Index Posted every Monday
The prices are published by 5:00 P.M. Monday (Eastern time), except on government holidays, when the data are released on Tuesday (but still represent Monday's price).

ADD **% FOR EACH ADDITIONAL ** CENTS PER GALLON.

For Less Than Truckload (LTL) Fuel Surcharge will be:

BUILD A BEAR LTL HIGHWAY FUEL SURCHARGE SPECIFIC TO REGIONS TARGETED ABOVE FOR LTL DTS (effective dates shown above)
RANGE: FUEL PRICE		HA LOGISTICS
$1.700	$1.749	**%
$1.750	$1.749	**%
$1.800	$1.849	**%
$1.850	$1.899	**%
$1.900	$1.949	**%
$1.950	$1.999	**%
$2.000	$2.049	**%
$2.050	$2.099	**%
$2.100	$2.149	**%
$2.150	$2.199	**%
$2.200	$2.249	**%
$2.250	$2.299	**%
$2.300	$2.349	**%
$2.350	$2.399	**%
$2.400	$2.449	**%
$2.450	$2.499	**%
$2.500	$2.549	**%
$2.550	$2.599	**%
$2.600	$2.649	**%

** Confidential Treatment Requested by Build-A-Bear Workshop, Inc.

$2.650	$2.699	**%
$2.700	$2.749	**%
$2.750	$2.799	**%
$2.800	$2.849	**%
$2.850	$2.899	**%
$2.900	$2.949	**%
$2.950	$2.999	**%
$3.000	$3.049	**%
$3.050	$3.099	**%
$3.100	$3.149	**%
$3.150	$3.199	**%
For every change in DOE of $** per gallon there is an increase of ** percent. Reference appropriate Fuel Index.

** Confidential Treatment Requested by Build-A-Bear Workshop, Inc.